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                                                                  EXHIBIT (C)(3)


                            ADMINISTRATION AGREEMENT

                                  July 1, 1996

Sierra Fund Administration Corporation
9301 Corbin Avenue
Northridge, California 91324

Ladies and Gentlemen:

         The Sierra Prime Income Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, confirms its agreements with Sierra Fund Administration Corporation ("Sierra Administration"), a corporation organized under the laws of the state of California, regarding administrative services to be provided by Sierra Administration in connection with the Trust. Sierra Administration agrees to provide services upon the following terms and conditions:

         1.  Investment Description; Appointment

         The Fund desires to employ its capital by investing and reinvesting
(a) in investments of the kind and in accordance with the limitations specified in (i) the Agreement and Declaration of Trust dated October 4, 1995 and the Amended Agreement and Declaration of Trust dated January 18, 1996, as amended from time to time (the "Declaration of Trust"), and (ii) the prospectus (the "Prospectus") and statement of additional information (the "Statement") relating to the Trust contained in the Registration statement on Form N-2, File No. 33-98824, filed with the Securities and Exchange Commission (the "Registration Statement") and (b) in such manner and to such extent as may from time to time be approved by the Trust's Board of Trustees. Copies of the Prospectus, the Statement and the Declaration of Trust have been submitted to Sierra Administration. The Trust desires to employ and hereby appoints Sierra Administration to act as its administrator. Sierra Administration accepts this appointment and agrees to furnish the services described herein for the compensation set forth below.

         2.  Services as Administrator

         Subject to the supervision and direction of the Board of Trustees, Sierra Administration is responsible for all administrative functions with respect to the Trust and will (a) assist in supervising all aspects of the operations of the Trust except those performed by the investment adviser and sub-advisers under their respective investment management and sub-advisory agreements; (b) supply the Trust with office facilities (which may be in Sierra Administration's own offices, statistical and research data, data processing services, clerical, accounting and bookkeeping services (including, but not limited to, the calculation of the net asset value of shares of the Trust), internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; (c) prepare reports to the Trust's shareholders and materials for the Board of Trustees; (d) prepare tax returns; (e) prepare reports to and filings with the Securities and Exchange Commission and state regulatory authorities; (f) cooperate with the Trust's transfer agent for the purpose of establishing and implementing procedures to ensure that the Trust's transfer agency and shareholder relations functions are efficiently carried out; and (g) provide such other similar services as the Trust may reasonably request to the extent permitted under application statutes, rules and regulations. The services to be performed by Sierra Administration hereunder may be delegated by it, in whole or in part, to a sub-administrator provided that any delegation of duties to the sub-administrator shall not relieve Sierra Administration of its responsibilities hereunder. Notwithstanding anything to the contrary in this Agreement, Sierra Administration shall not be responsible for the performance of any duties which are required to be performed by the Trust's transfer agent.


         3.  Compensation


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         (a) In consideration of services rendered pursuant to this Agreement, the Trust will pay Sierra Administration on the first business day of each month a fee for the previous month at an annual rate of 0.25% of the Trust's average daily net assets, out of which fee Sierra Administration shall pay expenses as described in Section 5 including, without limitation, fees of any sub-administrator engaged by Sierra Administration and the base fees and charges (but not transaction-based fees and out-of-pocket expenses) of the Trust's custodian. The fee for the period from the date the Trust commences operations to the end of that month shall be prorated according to the proportion such period bears to the full monthly period.

         (b) Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to Sierra Administration, the value of the Trust's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement of Additional Information as from time to time in effect.

         4.  Expenses

         Sierra Administration will bear all expenses in connection with the performance of its services under this Agreement, including, without limitation, payment of the fee to the custodian and any sub-administrator described in Paragraph 4 above. The Trust will bear certain other expenses to be incurred in its operation, including: organizational expenses; taxes, interest, brokerage fees and commissions, if any; fees of trustees of the Trust who are not officers, directors, or employees of Sierra Investment Advisors Corporation, the Trust's sub-adviser or sub-administrator or any of their affiliates; Securities and Exchange Commission fees and state Blue Sky qualification fees; out-of-pocket expenses of custodians and the Trust's sub-administrator or sub-transfer agent and transaction charges of custodians; insurance premiums; outside auditing and legal expenses; costs of maintenance of the Trust's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Trust and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

         5.  Standard of Care

         Sierra Administration shall exercise its best judgment in rendering the services listed in Paragraph 2 above. Sierra Administration shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         6.  Term of Agreement

         This Agreement shall become effective as of the date the Trust commences its investment operations and shall continue for an initial two-year term and shall continue automatically from year-to-year thereafter unless terminated in accordance with the following sentence. This Agreement is terminable at any time, without penalty, on 60 days' written notice, by the Board of Trustees of the Trust or upon 90 days' written notice, by Sierra Administration.

         7.  Service to Other Companies or Accounts

         The Trust understands that Sierra Administration may act in the future as administrator to other investment companies or series of investment companies, and the Trust has no objection to Sierra Administration's so acting. The Trust understands that the persons employed by Sierra Administration to assist in the performance of Sierra Administration's duties under this Agreement will not devote their full time to such services and nothing contained in this Agreement shall be deemed to limit or restrict the right of Sierra Administration or any affiliate of Sierra Administration to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.







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         8.  Representations of the Trust and Sierra Administration

         The Trust represents that (i) a copy of the Declaration of Trust is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of Sierra Administration has been duly authorized and (iii) it has acted and will continue to act in conformity with the 1940 Act and other applicable laws. Sierra Administration represents that it is authorized to perform the services described herein.


         9.  Limitation of Liability

         This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this Agreement shall be binding only upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, or shareholder of the Trust individually.

         10.  Entire Agreement

         This Agreement constitutes the entire agreement between the parties hereto.

         11.  Governing Law

         This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

         12.  Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall together, constitute only one instrument.

         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.



                                         Very truly yours,


                                         SIERRA PRIME INCOME FUND

                                         By /s/ F. Brian Cerini
                                           ------------------------------------
                                           F. Brian Cerini
                                           Chairman and President

Accepted:

SIERRA FUND ADMINISTRATION CORPORATION


By /s/ Keith B. Pipes
  ------------------------------------
  Keith B. Pipes
  Chief Financial Officer, Treasurer and
  Secretary





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